Exhibit 10.2.2
EXHIBIT A
to
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Assignment and Acceptance”) dated as of                     , 200_ is made between                      (the “Assignor”) and                      (the “Assignee”).
WITNESSETH:
     WHEREAS, Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company (collectively, “Borrowers”) as set forth in the Third Amended and Restated Loan and Security Agreement, dated September _____, 2007, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
     WHEREAS, as provided under the Loan Agreement, Assignor committed to making Loans (the “Committed Loans”) to Borrowers in an aggregate amount not to exceed $100,000,000 (the “Commitment”);
     WHEREAS, Assignor wishes to assign to Assignee [part of the] [all] rights and obligations of Assignor under the Loan Agreement in respect of its Commitment in an amount equal to $                     (the “Assigned Commitment Amount”) on the terms and subject to the conditions set forth herein and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:
     1. Assignment and Acceptance.
          (a) Subject to the terms and conditions of this Assignment and Acceptance, Assignor hereby sells, transfers and assigns to Assignee, and Assignee hereby purchases, assumes and undertakes from Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) an interest in (i) the Commitment and each of the Committed Loans of Assignor and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Loan Agreement and the other Financing Agreements, so that after giving effect thereto, the Commitment of Assignee shall be as set forth below and the Pro Rata Share of Assignee shall be (                    %) percent.
          (b) With effect on and after the Effective Date (as defined in Section 5 hereof), Assignee shall be a party to the Loan Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Loan Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Commitment Amount. Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Commitment Amount and Assignor shall relinquish its rights and be released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee; provided, that, Assignor shall not relinquish its rights under Sections 2.1, 6.4, 6.8 and 6.9 of the Loan Agreement to the extent such rights relate to the time prior to the Effective Date.
          (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignee’s Commitment will be $                    .
          (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date Assignor’s Commitment will be $                     (as such amount may be further reduced by any other assignments by Assignor on or after the date hereof).
     2. Payments.
          (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to $                    , representing Assignee’s Pro Rata Share of the principal amount of all Committed Loans.
          (b) Assignee shall pay to Agent the processing fee in the amount specified in Section 13.7(a) of the Loan Agreement.
     3. Reallocation of Payments. Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and outstanding Letters of Credit shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Commitment Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.
     4. Independent Credit Decision. Assignee acknowledges that it has received a copy of the Loan Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of Borrowers and their Subsidiaries, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance and agrees that it will, independently and without reliance upon Assignor, Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Agreement.
     5. Effective Date; Notices.
          (a) As between Assignor and Assignee, the effective date for this Assignment and Acceptance shall be                     , 20                      (the “Effective Date”); provided, that, the following conditions precedent have been satisfied on or before the Effective Date:
(i)	this Assignment and Acceptance shall be executed and delivered by Assignor and Assignee;

(ii)	the consent of Agent as required for an effective assignment of the Assigned Commitment Amount by Assignor to Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;

(iii)	written notice of such assignment, together with payment instructions, addresses and related information with respect to Assignee, shall have been given to Administrative Borrower and Agent; Assignee shall pay to Assignor all amounts due to Assignor under this Assignment and Acceptance; and

(iv)	the processing fee referred to in Section 2(b) hereof shall have been paid to Agent.
          (b) Promptly following the execution of this Assignment and Acceptance, Assignor shall deliver to Administrative Borrower and Agent, for acknowledgment by Agent, a Notice of Assignment in the form attached hereto as Schedule 1.
     6. [Agent. [INCLUDE ONLY IF ASSIGNOR IS AN AGENT]
          (a) Assignee hereby appoints and authorizes Assignor in its capacity as Agent to take such action as agent on its behalf to exercise such powers under the Loan Agreement as are delegated to Agent by Lenders pursuant to the terms of the Loan Agreement.
          (b) Assignee shall assume no duties or obligations held by Assignor in its capacity as Agent under the Loan Agreement.]
     7. Withholding Tax. Assignee (a) represents and warrants to Assignor, Agent and Borrowers that under applicable law and treaties no tax will be required to be withheld by Assignee, Agent or Borrowers with respect to any payments to be made to Assignee hereunder or under any of the Financing Agreements, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to Agent and Borrowers, prior to the time that Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8BEN or W-8ECI, as applicable (wherein Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new such Forms upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and. regulations and amendments thereto, duly executed and completed by Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

     8. Representations and Warranties.
          (a) Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any security interest, lien, encumbrance or other adverse claim, (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general equitable principles.
          (b) Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any of the other Financing Agreements or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrowers, Guarantors or any of their respective Affiliates, or the performance or observance by Borrowers, Guarantors or any other Person, of any of their respective obligations under the Loan Agreement or any other instrument or document furnished in connection therewith.
          (c) Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder, (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Loan Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance, and (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of Assignee, enforceable against Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights to general equitable principles.
     9. Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to Borrowers or Agent, which may be required in connection with the assignment and assumption contemplated hereby.
     10. Miscellaneous

          (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other for further breach thereof.
          (b) All payments made hereunder shall be made without any set-off or counterclaim.
          (c) Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.
          (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
          (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in Fulton County, Georgia over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Georgia State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.
          (f) TO THE EXTENT PERMITTED BY APPLICABLE LAW, ASSIGNOR AND ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE LOAN AGREEMENT, ANY OF THE OTHER FINANCING AGREEMENTS OR ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).
     IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

SCHEDULE 1
NOTICE OF ASSIGNMENT AND ACCEPTANCE
                    , 20

Attn:
     Re: Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company
Ladies and Gentlemen:
     Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the financial institutions which are parties thereto as lenders (in such capacity, “Agent”), and the financial institutions which are parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered or are about to enter into financing arrangements pursuant to which Agent and Lenders may make loans and advances and provide other financial accommodations to Delta Apparel, Inc., M.J. Soffe Co. and Junkfood Clothing Company (collectively, “Borrowers”) as set forth in the Third Amended and Restated Loan and Security Agreement, dated September __, 2007, by and among Borrowers, Agent and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
     1. We hereby give you notice of, and request your consent to, the assignment by                      (the “Assignor”) to                      (the “Assignee”) such that after giving effect to the assignment Assignee shall have an interest equal to                      (_%) percent of the total Commitments pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment and Acceptance”). We understand that the Assignor’s Commitment shall be reduced by $                    , as the same may be further reduced by other assignments on or after the date hereof.
     2. Assignee agrees that, upon receiving the consent of Agent to such assignment, Assignee will be bound by the terms of the Loan Agreement as fully and to the same extent as if Assignee were the Lender originally holding such interest under the Loan Agreement.

     3. The following administrative details apply to Assignee:

(A)	Notice address:

Assignee name:

Address:

Attention:

Telephone:

Telecopier:

(B)	Payment instructions:

Account No.:

At:

Reference:

Attention:

     4. You are entitled to rely upon the representations, warranties and covenants of each of Assignor and Assignee contained in the Assignment and Acceptance.
     IN WITNESS WHEREOF, Assignor and Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Title:

[NAME OF ASSIGNEE]

By:

Title:

ACKNOWLEDGED AND ASSIGNMENT CONSENTED TO:

AGENT:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Title:

BORROWERS*:

DELTA APPAREL, INC.

By:

Title:

M.J. SOFFE CO.

By:

Title:

JUNKFOOD CLOTHING COMPANY

By:

Title:

*	No signature of Borrowers required if a Default or Event of Default exists.

EXHIBIT B
PRICING GRID
For the period after the Closing Date until Borrowers deliver the required financial statements and compliance certificate for the fiscal quarter ending December 29, 2007, the applicable margin for Prime Rate Loans will be 0% and the applicable margin for Eurodollar Rate Loans will be 1.75%. Thereafter, the applicable margin will be increased or decreased on a quarterly basis, based upon the following pricing grid:

	When Average Alternate
	Excess Availability or	Applicable	Applicable
	Fixed Charge Coverage Ratio	Prime Rate	Eurodollar
Level	Is:	Margin	Rate Margin
Level 1	≥ $35,000,000 or >2.5:1	-.50%	1.25%

Level 2	≥ $25,000,000 < $35,000,000 or ≥ 2.0:1 and less than 2.5:1	-.25%	1.50%

Level 3	>15,000,000 <$25,000,000 or ≥ 1.5:1 and less than 2.0:1	0%	1.75%

Level 4	≤ 15,000,000 or less than 1.5:1	.25%	2.00%
     At any time that an Event of Default exists, the applicable margin shall be adjusted immediately to the margin applicable for Level 4. For the avoidance of doubt, Borrowers shall be entitled to the Level most favorable to Borrowers in which either the Average Alternate Excess Availability or Fixed Charge Coverage Ratio test is met for such Level.

     The term “Average Alternate Excess Availability” shall mean, at any time, the average of the aggregate amount of the Alternate Excess Availability of Borrowers, as calculated by Agent, for the immediately preceding calendar quarter for which Agent has received Borrowers’ financial statements and compliance certificate as required by Section 9.6 of the Agreement.
     The applicable margin shall be calculated and established once each fiscal quarter, effective as of the first day of such calendar quarter following Agent’s receipt of the required financial statements and compliance certificate, and shall remain in effect until adjusted thereafter as of the first day of a subsequent calendar quarter.
In the event that any financial statement or compliance certificate delivered by Borrowers for any period is shown to be inaccurate (whether such inaccuracy is discovered at any time during the effectiveness of Credit Facility or up to six months thereafter), and such inaccuracy, if corrected, would have led to the application of a higher applicable margin for any period than the applicable margin applied for such period, then (i) Borrowers shall immediately deliver to Agent a correct compliance certificate for such period, (ii) the applicable margin for such period shall be deemed to be the applicable margin that would have been in effect for such period had the financial statement or compliance certificate delivered by Borrowers not contained the inaccuracy, and (iii) Borrowers shall immediately pay to Agent the accrued additional interest owing as a result of such increased applicable margin for such period. Neither the recalculation of the applicable margin for such a period, nor the payment by Borrowers of the accrued additional interest required, shall limit the rights of Agent and Lenders with respect to their ability to charge interest at the Default Rate or to declare any Event of Default or exercise any of their remedies during the existence of such an Event of Default.

EXHIBIT C
FORM OF GUARANTEE
[intentionally left blank – no document was provided by lenders]

EXHIBIT D
INFORMATION CERTIFICATE

INFORMATION CERTIFICATE
OF
DELTA APPAREL, INC.
M.J. SOFFE CO.
AND
JUNKFOOD CLOTHING COMPANY
Dated: September 21, 2007
Wachovia Bank, National Association
171 17th Street
4th Floor
Atlanta, Georgia 30363
In connection with certain financing (the “Financing”) provided or to be provided by you as collateral and administrative agent (together with your successors in such capacity, “Agent”) and, together with certain other financial institutions, as lenders (collectively “Lenders”), the undersigned Delta Apparel, Inc. (“Delta”), M.J. Soffe Co. (“Soffe”) and Junkfood Clothing Company (“Junkfood” and, together with Delta and Soffe, the “Companies”) each represents and warrants to Lender the following information about such Company, its organizational structure and other matters of interest to Lender:
1.	The full and exact name of the Company as set forth in its certificate of incorporation is as follows:

Delta:	Delta Apparel, Inc.

Soffe:	M. J. Soffe Co.

Junkfood:	Junkfood Clothing Company
The Companies use and own the following trade name(s) in the operation of their business (e.g. billing, advertising, etc.):

Delta:	Delta Apparel, Quail Hollow, Fun Tees*

Soffe:	Soffe, Intensity Athletics*

Junkfood:	Junkfood, Junkfood Clothing Company
*	names of divisions of Delta/Soffe
2.	The Companies are registered organizations of the following type:.

Delta:	corporation

Soffe:	corporation

1

Junkfood:	corporation
3.	The Companies were organized on the following dates and under the laws of the following states, and each Company is in good standing under laws of the state of its organization.

	Date	State

Delta:	December 10, 1999	Georgia

Soffe:	September 26, 2003	North Carolina

Junkfood:	July 13, 2005	Georgia
4.	The organizational identification number of each Company issued by its jurisdiction of organization is as follows:

Delta:	K950538

Soffe:	0692669

Junkfood:	0548727
5.	The Federal Employer Identification Number of the Companies are as follows:

Delta:	58-2508794

Soffe:	20-0262056

Junkfood:	20-3214619
6.	The Company is duly qualified and authorized to transact business as a foreign organization in the following states and is in good standing in such states except as provided below:

Delta:	Alabama, California, Florida, North Carolina, New Jersey, New York, South Carolina, Tennessee

Soffe:	California, Michigan, and New Jersey

Junkfood:	California
7.	Since its date of organization, the names as set forth in each Company’s organizational documentation as filed of record with the applicable state authority has been changed as follows:

Soffe changed its name from MJS Acquisition Company on October 3, 2003.

8.	Since the date of organization, the Companies have made or entered into the following mergers or acquisitions:

Delta Consolidated Corporation merged into Delta as part of the Delta Woodside Industries reorganization in 2000.

Delta formed Soffe (which was named MJS Acquisition Company) to acquire all of the outstanding stock of M. J. Soffe Co. (which was merged into Soffe as part of that acquisition), and that acquisition was consummated on October 3, 2003.

Delta received 2,496 of the 2,500 issued and outstanding shares of the stock of Delta Apparel Honduras, S.A. as a contribution to capital in connection with the reorganization (four directors of Delta each own one share of the stock of Delta Apparel Honduras).

Delta organized Delta Cortes, S.A. and owns 2,499 of the 2,500 issued and outstanding shares of its stock (Robert W. Humphreys owns one share of the stock of Delta Cortes, S.A.)

Delta organized Delta Campeche, S.A. de C.V. and owns 49 of the 50 issued and outstanding shares of its stock (Robert W. Humphreys owns one share of the stock of Delta Campeche, S.A. de C.V.).

On June 30, 1998, Soffe organized and became the sole member of SAIM. On October 20, 1998, SAIM acquired a 50% membership interest in each of Agencias 7000 S.A. and Soha Textiles, S.A., both Costa Rican corporations. SAIM was dissolved on July 16, 2007. Agencias 7000 S.A. and Soha Textiles, S.A. have also been dissolved.

Delta formed Junkfood to acquire substantially all of the assets of Liquid Blaino Designs, Inc. d/b/a Junkfood. The closing of the asset purchase transaction occurred on August 22, 2005.

On October 3, 2005, Soffe acquired substantially all of the assets of Intensity Athletics Inc.

On October 2, 2006, Delta acquired substantially all of the assets of Fun-Tees, Inc. (the “Fun-Tees Acquisition”).

In connection with the Fun-Tees Acquisition, Delta acquired from Fun-Tees, Inc. all of the membership interests in Textiles La Paz, LLC and 99.9% of the participation interests in Campeche Sportswear, S. de R.L. de C.V. (Robert H. Humphreys owns a 0.1% participation interest in Campeche Sportswear, S. de R.L. de C.V.).

Delta Apparel Honduras, S.A. owns a 99% interest in Ceiba Textiles, S de R.L. (Robert H. Humphreys owns a 1% interest). Delta Apparel Honduras, S.A. also owns a 15% interest in Green Valley Industrial Park, S.A.

Delta is in the process of organizing and acquiring a 99% interest in Atled Holding Company Honduras, S de R.L. (Robert H. Humphreys will own a 1% interest in Atled

Holding Company Honduras, S de R.L.). Atled Holding Company is in the process of organizing and acquiring a 99% interest in La Paz Honduras, S de R.L. (Robert H. Humphreys will own a 1% interest in La Paz Honduras, S de R.L.).

9.	The chief executive office and mailing address of each Company is located at the address set forth on part 1 of Schedule 8.2 hereto.

10.	The books and records of the Companies pertaining to accounts, contract rights, inventory, and other assets are located at the addresses specified on part 2 of Schedule 8.2 hereto.

11.	The Companies have other places of business and/or maintain inventory or other assets only at the addresses (indicate whether locations are owned, leased or operated by third parties and if leased or operated by third parties, their name and address) set forth on part 3 of Schedule 8.2 hereto.

12.	Other than set forth on part 3 of Schedule 8.2, there are no places of business or other locations of any assets used by the Companies during the last four (4) months, except for 1201 Abiline Place, Knoxville, TN 37917 (Knoxville Distribution Center).

13.	There are no judgments or litigation pending by or against any Company, its subsidiaries and/or affiliates (excluding Delta Apparel Honduras, S.A., Delta Cortes, S.A., Delta Campeche, S.A. de C.V., Campeche Sportswear, S de R.L. de C.V., Textiles La Paz, LLC, and Ceiba Textiles, S de R.L.) or any of its officers/principals, except as set forth on Schedule 8.6 hereto.

14.	Each Company is affiliated with, or has ownership in, the corporations (including subsidiaries) and other organizations set forth on Schedule 8.13 hereto.

15.	The names of the stockholders (or members or partners, including general partners and limited partners) of the Companies and their holdings are as set forth on Schedule 8.13 hereto.

16.	No Company has any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except for the Junkfood Seller Note.

17.	There is no provision in the certificate of incorporation or by-laws of any Company (as applicable) or the other organizational documents of any Company, or in the laws of the State of its organization, requiring any vote or consent of it shareholders, members or other holders of the equity interests therein to borrow or to authorize the mortgage or pledge of or creation of a security interest in any assets of such Company or any of its subsidiaries. Such power is vested exclusively in its Board of Directors.

18.	The officers of each Company and their respective titles are as follows:

Delta:

Robert W. Humphreys	President and Chief Executive Officer
Deborah H. Merrill	Vice President, Chief Financial Officer, and Treasurer
Martha M. Watson	Vice President and Secretary
David Palmer	Vice President and Assistant Treasurer

Soffe:

James F. Soffe	Chief Executive Officer
Kenneth D. Spires	President
Deborah H. Merrill	Vice President, Chief Financial Officer, and Treasurer
Anthony M. Cimaglia	Vice President of Operations
Keith Bilyeu	Vice President of Finance
Robert W. Humphreys	Vice President
Martha M. Watson	Vice President and Secretary

Junkfood:

Natalie Grof	Chief Executive Officer
Blaine Halvorson	President
Deborah H. Merrill	Vice President, Chief Financial Office and Treasurer
Robert W. Humphreys	Vice President
Martha M. Watson	Vice President and Secretary
The following will have signatory powers as to all transactions of each Company with Lender:

Delta:

Robert W. Humphreys
Deborah H. Merrill
Martha M. Watson
David R. Palmer

Soffe:

Robert W. Humphreys
Deborah H. Merrill
Martha M. Watson
David R. Palmer
Kenneth D. Spires Keith Bilyeu

Junkfood:

Robert W. Humphreys
Deborah H. Merrill
Martha M. Watson

19.	The members of the Board of Directors of each Company are:

Delta: David S. Fraser, William F. Garrett, Elizabeth J. Gatewood, Robert W. Humphreys, Dr. Max Lennon, E. Erwin Maddrey, II, Philip J. Mazzilli, Jr., Buck A. Mickel and David Peterson

Soffe: Robert W. Humphreys, E. Erwin Maddrey, II and Buck A. Mickel

Junkfood: Robert W. Humphreys, E. Erwin Maddrey, II, Buck A. Mickel, Natalie Grof, and Blaine Halvorson

20.	At the present time, there are no delinquent taxes due (including, but not limited to, all payroll taxes, personal property taxes, real estate taxes or income taxes).

21.	Certified Public Accountants for the Companies is the firm of:

Name: Ernst & Young LLP Address: Atlanta, Georgia Partner Handling Relationship: Nick Franz Were statements uncertified for any fiscal year?: No

     The foregoing gives effect to the closing of the transactions contemplated by the Third Amended and Restated Loan and Security Agreement dated September 21, 2007, among Agent, Lenders and the Companies. Agent and Lenders shall be entitled to rely upon the foregoing in all respects and the undersigned is duly authorized to execute and deliver this Information Certificate on behalf of the Companies.

Very truly yours,

DELTA APPAREL, INC.

By:

Name: Deborah H. Merrill
Title: Vice President, CFO and Treasurer

M. J. SOFFE CO.

By:
Name: Deborah H. Merrill
Title: Vice President, CFO and Treasurer

JUNKFOOD CLOTHING COMPANY

By:
Name: Deborah H. Merrill
Title: Vice President

SCHEDULE 8.2
to
INFORMATION CERTIFICATE
Locations
A.	Part 1 — Chief Executive Office

Delta:	2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097
Soffe:	One Soffe Drive, Fayetteville, NC 28312
Junkfood:	2750 Premiere Parkway, Suite 100, Duluth, Georgia 30097
B.	Part 2 — Location of Books and Records

In addition to the locations listed in part 1, the Companies have books and records in the following locations:

Delta:
(1) Maiden Plant, P.O. Box 37, 100 West Pine Street, Maiden, NC 28650 — maintains accounts payable and payroll records related to the plant and its operations.
(2) 245 Manor Avenue, Concord, NC 28025 — maintains sales, accounts payable, accounts receivable, inventory, and payroll records related to FunTees division.
Payroll records are also kept at Delta’s distribution centers in Cranberry, New Jersey, Santa Fe Springs, California, Clinton, Tennessee and Miramar, Florida.
Soffe: One Soffe Drive , Fayetteville, NC 28312
Payroll records are also kept at Soffe’s distribution center in Santa Fe Springs, California.
Junkfood: 11725 Mississippi Avenue, Los Angeles California

C.	Part 3 — Locations of Inventory, Equipment and Other Assets

Delta:

	Owned/Leased/	Name/Address of Lessor or
Address	Third Party1*	Third Party, as Applicable
Greenville Executive Offices 322 South Main Street Greenville SC 29601	Leased	The Peace Center for the Performing Arts 101 West Broad Street Greenville, SC 29601

Duluth Executive Offices 2750 Premiere Parkway Suite 100 Duluth, GA 30097	Leased	Duke Realty LP 75 Remittance Drive, Suite 3205 Chicago, IL

FunTees Executive Office 245 Manor Avenue Concord, NC 28025	Leased	Funco, Inc. 3496 Milford Court Concord, NC 28027

Maiden Plant P.O. Bx 37 100 West Pine Street Maiden, NC 28650	Owned

Fayette Plant 1015 Temple Avenue South, Fayette, AL 35555	Owned

Clinton Distrobution Center 370 JD Yarnell Industrial Parkway Clinton, TN 37716	Owned

New Jersey Distribution Center Cranbury Business Park Building #5 5 Santa Fe Way Cranberry, NJ 08512	Leased	Prologis Management, Inc. P.O. Box 198267 Atlanta, GA 30384-8267

1	Indicate in this column next to applicable address whether the location is owned by the Company, leased by the Company or owned and operated by a third party (e.g., warehouse, processor, consignee, etc.)

	Owned/Leased/	Name/Address of Lessor or
Address	Third Party1*	Third Party, as Applicable
Florida Distribution Center 11500 Miramar Parkway Suite 100 Miramar, FL 33025	Leased	Industrial Property Fund VI, LLC P.O. Box 404685 Atlanta, GA 30384-4685

California Distribution Center 13220 Orden Drive Santa Fe Springs, CA 90670	Leased	Golden Springs Development Company, LLC 13116 Imperial Highway Santa Fe Springs, CA 90670

Alabama Distribution Center 110 North Bypass Andalusia, Alabama	Leased	Andala Enterprises, Inc. P.O. Box 9414 Pensacola, FL 32513

New York Sales Offices 1431 Broadway New York, NY 10018	Leased	G&S Realty 1, LLC 450 7th Avenue – Penthouse New York, NY 10123-0101

FunTees Design 2583 Armentrout Drive Concord, NC	Leased	The Glass Interests, LLC P.O. Box 442 Concord, NC 28026

FunTees Samples Andrews Street, Plant 10 Concord, NC	Leased	DPM of the Carolinas, LLC 484 Cabarrus Avenue Concord, NC 28027

Honduras Plant (approx. 70,000 square feet) Zip Buena Vista Carretera a Tegucigalapa Villanueva, Cortes Honduras, C.A.	Leased	ZIP Buena Vista, S.A. Carretera a Tegucigalpa Edificio Administrative Villanueva, Cortes, Honduras

Honduras Plant (approx. 52,000 square feet) Zip Buena Vista Carretera a Tegucigalapa Villanueva, Cortes Honduras, C.A.	Leased	ZIP Buena Vista, S.A. Carretera a Tegucigalpa Edificio Administrative Villanueva, Cortes, Honduras

	Owned/Leased/	Name/Address of Lessor or
Address	Third Party1*	Third Party, as Applicable
Mexico Plant (Delta Campeche) Barretera Federal 180 Clonia El Molon Tramo Campeche-Bhamtocon, Seybatlaya, Campeche Mexico	Leased	Consorcion de Servicios de Campeche, S.A. de C.V. Carretera antg a Hampolol K.M. 4.5 Colonia Fidel Velazquez San Francisco de Campeche Campeche Mexico

Mexico Plant (Campeche Sportswear) Carretera antg a Hampolot KM 4.5 Colonie Fidel Velazquez San Francisco de Campeche Campeche Mexico	Leased	Consorcion de Servicios de Campeche, S.A. de C.V. Carretera antg a Hampolol K.M. 4.5 Colonia Fidel Velazquez San Francisco de Campeche Campeche Mexico

El Salvador Plant (Textiles La Paz) Km 461/2 Carretera a La Herradura, Zona Franca El Pedregal Rosario, La Paz, El Salvador	Leased	Zona Franca de Exportacion el Pedregal, S.A. Km 46 ½ Carretera a La Herradura Zona Franca El Pedregel El Rosario La Paz, El Salvador

Ceiba Textiles Plant Green Valley Industrial Park Kilometro 26 Carretera de Occidente Quimistan Santa Barbara, Honduras	Leased	Green Valley Industrial Park S.A. de C.V. Edificio Administrativo Kilometro 26 Carretera de Occidente Quimistan Santa Barbara, Honduras

	Owned/Leased/	Name/Address of Lessor or
Address	Third Party1*	Third Party, as Applicable
Amitex Zona Franca San Marco Edificio No. 5 San Marco, San Salvador, El Salvador	Contractor

Fashion Knits S.A. de C.V. Calle 3 S/N X 20 Y 22 Rumbo Petac Halacho, Yucatan, Mexico	Contractor

Advance Print Works, S.A. de C.V. Calle Hecelchacanillo S/N Intl Entre Av.Governadores Y Calle Tamaulipas Col. Santa Ana CP.24050 Campeche, Campeche, Mexico	Contractor
Soffe:

Name/Address of Lessor or
Address	Owned/Leased/Third Party	Third Party, as Applicable
Fayetteville Executive Offices and Plant One Soffe Drive Fayetteville, NC 28312	Owned

Maintenance Shop 713 Dunn Road Fayetteville, NC 28312	Owned

Warehouse 824-826 Shannon Drive Fayetteville, NC 28303	Leased	Dorothy McAllister P.O. Box 1610 Pinehurst, NC 28374

Rowland Plant 13750 US 301 South Rowland, NC	Owned

Distribution Center	Leased	Middle Road Properties

Name/Address of Lessor or
Address	Owned/Leased/Third Party	Third Party, as Applicable
1030 Fort Worth Avenue Fayetteville, NC 28312		One Soffe Drive Fayetteville, NC 28312

Lansing Distribution Center 919 Filley Street Lansing, MI 48906	Leased	Spadafore Distributing Company 635 Filley Street Lansing, MI 48906

California Distribution Center 13220 Orden Drive Santa Fe Springs, CA 90670	Leased	Golden Springs Development Company, LLC 13116 Imperial Highway Santa Fe Springs, CA 90670

New Jersey Distribution Center Cranbury Business Park Building #5 5 Santa Fe Way Cranberry, NJ 08512	Leased	Prologis Management, Inc. P.O. Box 198267 Atlanta, GA 30384-8267

Florida Distribution Center 11500 Miramar Parkway Suite 100 Miramar, FL 33025	Leased	Industrial Property Fund VI, LLC P.O. Box 404685 Atlanta, GA 30384-4685

Navy Exchange Building 3503 Mississippi Street MF Recruit Store Great Lakes, IL 60088	Third Party [assigned space in warehouse on United States owned naval base]

Soffe Outlet Store 49JR Road Queens Square Shopping Center Selma, NC 27576	Leased	Abdalla Building Partnership c/o Carolina Apparel PO Box 249 Selma, NC 27576

All Star Lettering Co. 13220 Orden Drive Santa Fe Springs, CA 90670	Decoration Contractor

Amitex Zona Franca San Marcas Edificio No. 5 San Marcos,	Contractor

Name/Address of Lessor or
Address	Owned/Leased/Third Party	Third Party, as Applicable
El Salvador, C.A.

Apple Tree Zona Franca San Marco Edificio, San Salvador El Salvador, CA	Contractor

AMBAR Industries. Ltd. Zona Franca La Vega La Vega Domincan Republic	Contractor

AMBAR Industries, Ltd. 5901 Miami Lakes Drive East Miami Lakes, FL 33104-6140	Contractor

Chi Fung, S.A. de C.V. Carretera Troncol Del Norte Km 12.5 Apopa, San Salvador El Salvador	Contractor

Hermonos Textiles Zona Franca San Marco San Salvador	Contractor
Junkfood:

	Owned/Leased/	Name/Address of Lessor or
Address	Third Party*	Third Party, as Applicable
11725 and 11727 Mississippi Avenue, Los Angeles California	Leased	Mississippi Associates, Ltd. 433 N. Camden Drive, Suite 82- Beverly Hills, CA 90210

Suite 314, 525 5th Avenue, NY NY	Leased	525 Building Co., LLC c/o Olmstead Properties 575 8th Avenue #2400 New York, NY 10018

3280 Industry Drive, Signal Hill, CA 90755.	Third Party	Oceanaire Sportswear Inc. (screen printer)

SCHEDULE 8.6
to
INFORMATION CERTIFICATE
Pending Litigation
No Company makes any representation regarding any judgments or litigation pending or against its officers or principals except judgments or litigation involving such individuals in their official capacity as officers or principals of such Company.
Delta and Soffe:
On May 17, 2006, adversary proceedings were filed in U.S. Bankruptcy Court for the Eastern District of North Carolina against both Delta Apparel, Inc. and M. J. Soffe Co. in which the bankruptcy trustee, on behalf of the debtor National Gas Distributors, LLC, alleges that Delta and Soffe each received avoidable “transfers” of property from the debtor. The amount of the claim is approximately $0.7 million plus interest against Delta, and approximately $0.2 million plus interest against Soffe. We contend that the claims of the trustee have no merit, and have filed counterclaims, totaling approximately $0.4 million, in the adversary proceedings.
Delta:
Rafael Olay filed suit in Miami-Dade County, Florida against Delta alleging that he was injured when he slipped on an exit ramp while exiting Delta’s distribution center in Florida. Mr. Olay is a truck driver for Dynasty Apparel Industries, Inc. and was picking up boxes of clothing at the distribution center on the date of the accident. He alleges that the exit ramp had a build up of grease or oil and that Delta was negligent in that it knew or should have known about a hazardous condition and failed to warn of or correct the condition. Delta’s insurance company is handling this lawsuit.
Yesenia Castillo has filed a complaint with the EEOC against Delta alleging discrimination based on sex and national origin (EEOC charge no 430-2007-01340). Delta has submitted a position statement with the EEOC and has also responded to the EEOC’s request for information.
Nicholas Crespo filed a complaint against Delta on May 17, 2007 in Catawba County, North Carolina alleging wrongful discharge, violation of the North Carolina Wage and Hour Act, and breach of contract. Delta has removed the case to the United States Discourt Court for the Western District of North Carolina.
Soffe:
Soffe has received an e-mail communication from D’Andrea Brothers LLC, which claims to have a registered trademark for “Hooah”. D’ Andrea Brothers LLC alleges that Soffe’s use of the word “Hooah” on its shirts infringes its trademark and has demanded that Soffe discontinue its use or pay royalties. Soffe intends to stop production of the shirts that incorporate the word “Hooah”.

Soffe has received an e-mail communication from Gregory James seeking compensation for ideas he shared with Soffe with regard to an advertising campaign by Soffe in search of “The Next Face of Soffe.”
Junkfood:
None.

SCHEDULE 8.13
to
INFORMATION CERTIFICATE
Subsidiaries; Affiliates; Capitalization
A. Subsidiaries (More than 50% owned by Company)
Delta:

	Jurisdiction of
Name	Incorporation	Percentage Owned
M. J. Soffe Co.	North Carolina	100%
Junkfood Clothing Company	Georgia	100%
Delta Apparel Honduras, S.A.	Honduras	100	%*
Delta Cortes, S.A.	Honduras	100	%*
Delta Campeche, S.A. de C.V.	Mexico	100	%*
Textiles La Paz, LLC	North Carolina	100%
Campeche Sportswear, S. de R.L. de C.V.	Mexico	100	%*
Ceiba Textiles, S de R.L.	Honduras	100	%*

*	See paragraph 8 of this Information Certificate.
Delta is in the process of organizing Atled Holding Company Honduras, S de R.L. and La Paz Honduras, S de R.L. as Honduran companies.
B. Affiliates
Delta Apparel Honduras, S.A. has a 15% interest in Green Valley Industrial Park, S.A.
Delta is a publicly traded corporation. Persons who, to Delta’s knowledge, beneficially own more than 5% of the issued and outstanding stock are identified in Delta’s proxy statement filed on September 14, 2007 under the table entitled “Stock Ownership of Principal Shareholders and Management”. From time to time, persons may acquire beneficial ownership of more than 5% of Delta’s outstanding capital stock and such persons are required to make filings with the Securities and Exchange Commission to disclose such ownership of Delta’s capital stock.
C. Capitalization
Delta is a publicly traded corporation. See Section B. (“Affiliates”) above.

Each of Soffe and Junkfood is wholly owned by Delta.
Karims Group owns 51%, Parkdale Mills, Inc. owns 24% and Elbatex owns 10% of Green Valley Industrial Park, S.A.
See paragraph 8 of this Information Certificate.

SCHEDULE 1.21
to
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
Commitments

	Name of Lender	Commitment
1.	Wachovia Bank, National Association	$60,000,000
2	The CIT Group/Commercial Services, Inc.	$20,000,000
3.	IDB Bank	$20,000,000
 - i -

Schedule 1.24
Customs Brokers
Smith Logistics International
10800 Northwest 97th Street
Suite 102
Miami, FL 33178
Contact: Igort Delhaya
Telephone 305 953 4100
Page and Jones
52 N. Jackson Street
POB 2167
Mobile, AL
Telephone 251-432-1646
US Customs and Trade Services
10801 N.W. 97th Street Suite 1
Miami, FL 33178
Telephone 305-477-7096

Schedule 1.47
Excluded Real Property
None.

Schedule 1.89
Permitted Holders
None.

Schedule 8.2
Chief Executive Office; Collateral Locations
Schedule 8.2 to the Information Certificate is incorporated by reference herein.

Schedule 8.4
Existing Liens
Delta:
1. Security interest granted to Gaston County Dyeing Machine Company securing a Gaston County Millennium Dyeing Machine.
2. Security interest in favor of Vanguard Supreme securing Circular Knitting Machine.
3. Security interest in favor of Inter-Tel Leasing Inc. securing Access Telephone System.
4. Security interest in favor of Thompson Tractor Co., Inc. securing Caterpillar GCI 5K Lift Truck.
5. Security interests in favor of Tubular Textile LLC and FB Commercial Finance, Inc. securing lease of 40” Paknit II Folding Compactor
6. Notice filings for (or, if the underlying leases are deemed to be sales, liens on) certain equipment and/or software leased by Delta from Fab-Con Machinery Development Corp., Citicorp Leasing, Inc., IBM Credit LLC, Inter-Tel Leasing Inc., GE Capital,, Minolta Business Systems, Konica Minolta Business Solutions USA, Inc.
7. Security interest of Thies Corporation in a Luft Roto Plus 2 Port Fabric Dyeing Machine
8. Security interest of Sclavos International in a Sclavos Athena High Temperature Fabric Dyeing Machine
Soffe:

File No. of Financing
Name and Address		Statement/Jurisdiction
of Secured Party	Description of Collateral	(Optional)
Canon Financial Services, Inc. 200 Commerce Square Blvd. Burlington, NJ 08016	Equipment Lease	99-5025/Cumberland County Registrar of Deeds

Canon Financial Services, Inc. 200 Commerce Square Blvd. Burlington, NJ 08016	Equipment Lease	19990080369/North Carolina Secretary of State
In addition, pursuant to Contract No. 26575 dated May 1, 2003 and amended May 28, 2003 between Soffe and Cheraw Yarn Mills, Inc., Soffe granted to Cheraw Yam Mills, Inc. a security interest in all goods sold by Cheraw Yarn Mills, Ins. to Soffe pursuant to the contract.
Pursuant to two Sales Contracts dated October 2, 2001 between Soffe and Gaston County Dyeing Machine Company, Soffe granted to Gaston County Dyeing Machine Company a security interest in all goods sold by Gaston County Dyeing Machine Company to Soffe pursuant to the contracts.
Junkfood:
Factor Primary Collateral, as defined in the Factor Intercreditor Agreement.
Junkfood has the following existing lien with Continental Business Credit:

File No. of Financing
Name and Address		Statement/Jurisdiction
of Secured Party	Description of Collateral	(Optional)
Continental Business Credit, Inc. 21031 Ventura Boulevard, Suite 900 Woodland Hills, CA 91364	All now existing and future accounts purchased by Junkfood, instruments, chattel paper, etc.; unpaid seller’s rights; rights to any inventory the sale of which creates Accounts; reserves and credit balances; cash and non-cash proceeds of Accounts, etc. –blanket filing	GA #060200608281 filed on July 3, 2006.

Schedule 8.7
Permits
1. Wastewater Treatment NPDES Permit No. NC0006190, expires May 31, 2011.
2. Permit No. WQ0006984, Land Application of Wastewater Residuals, expires September 30, 2009.
3. Air Permit No. 03922R14, expires September 30, 2010
4. Underground Storage Tank Oeprating Permit; Certificate No. 2007001790, Expires 12/31/2007
5. Air Discharge Permit # 06997R06, expires September 30, 2010
6. Water Use Permit # 2113RF, expires June 30, 2008

Schedule 8.9
Environmental Matters
Delta is not in compliance with the 1,000,000 gallon per day effluent flow limit under its NPDES permit relating to its Maiden Plant. Delta informed the North Carolina DWQ Compliance Section of this limit violation by letter dated June 18, 2007.
Soffe’s Fayetteville Plant does not have storm water discharge permit. Soffe intends to erect a containment wall around the waste water tank at that facility and then apply for a storm water discharge permit.

Schedule 8.11
Bank Accounts
The Companies maintain the following deposit accounts with Wachovia Bank, National Association:
Delta
Collection Account
*
Junkfood
Collection Account
*
Soffe
Collection Account
*
Delta
Disbursement Account
*
Delta
Payroll Account
*
Delta
Accounts Payable
*
Junkfood
Disbursement Acct
*
Soffe
Accounts Payable
*
Delta (FunTees)
Benefit Account
*
Delta (FunTees)
Division Account
*
*	Portions of this exhibit have been omitted pursuant to a request for confidential information and have been filed separately with the Securities and Exchange Commission.

NC Factory Account
*
Employees Benefit Acct
*
*	Portions of this exhibit have been omitted pursuant to a request for confidential information and have been filed separately with the Securities and Exchange Commission.

Schedule 8.12
Intellectual Property
Delta:
Trademarks

DELTA EST. 1903 (Reg. No. 2,294,154)	PTO registration	Nov. 23, 1999

HEALTHKNIT (Reg. No. 1,955,069)	PTO registration	Feb. 6, 1996

ROYAL FIRST CLASS (Reg. No. 1,405,930)	PTO registration	Aug. 19, 1986

PRO WEIGHT (Reg. No. 1,463,625)	PTO registration	Nov. 3, 1987

HEALTHKNIT (Reg. No. 644,790)	PTO registration	Apr. 30, 1957

HEALTHKNIT (Reg. No. 543,705)	PTO registration	June 12, 1951

QUAIL HOLLOW (Reg. No. 936,138)†	PTO registration	June 20, 1972

MAGNUM WEIGHT (App. No. 76/611,106)	PTO application	Nov. 29, 2005

FUN TEES (Reg. No. 1911515)	PTO registration	August 15, 1995

†	Listed on U.S. PTO website as being registered to another entity (Chadbourn, Inc.)
Domain Names
www.deltaapparel.com
www.funtees.com
http://campechesportswear.com
Soffe:
Trademarks
     1. Owned

			Expiration
Trademark	Registration Number	Registration Date	Date
SOFFE (Word Mark)	1743249	Clothing, namely jackets, jerseys, tee shirts, shorts, sweat pants, sweatshirts, and sweat suits	1/29/1992 (renewed)

			Expiration
Trademark	Registration Number	Registration Date	Date
SOFFE DRI (Design plus Words)	77012671	Approved for publication 8/23/07

SOFFE DRI COTTON (Design plus Words))	3053916	January 23, 2006

SOFFE DRI SWEATS (Design plus Words)	77012801	Approved for publication 8/23/07

SOFFE (Design plus Words)	3053916	January 31, 2006

Trademark Application	Application/Serial Number	Application Date
Cape Fear Trading Company (ITU Application)	76271105	June 14, 2001 The final review before registration has been completed for this Intent to Use application and it will register in due course as of 9/19/2007.
Domain Names
www.soffe.com
www.mjsoffe.com
     2. Licensed
The following is a list of colleges and universities that have licensed trademarks to Soffe. Trademark licenses for approximately 40 of these colleges and universities were granted to Soffe by Licensing Resource Group pursuant to the Licensing Resource Group Standard Licensing Agreement dated August 16, 1996, as amended. Trademark licenses for approximately 130 of these colleges and universities were granted to Soffe by The Collegiate Licensing Company pursuant to the License Agreement to Use Licensed Indicia of Member Universities dated May 17, 1995, as amended. The remaining trademark licenses were granted to Soffe pursuant to individual agreements with the applicable college or university.
Alabama at Birmingham
Alabama Express
Alabama at Tuscaloosa
Alaska at Anchorage, University of
Appalachian State University
Arizona State University
Arizona, University of
Arkansas at Fayetteville,
University of
Arkansas at Monticello,
University of
Auburn University
Ball State University
Baylor University
Belmont University Bkst/NACS
Bemidji State University
Boise State
Boston College
Boston University
Bowling Green State
Bradley University
Brigham Young University
Brown University*
Bucknell Univ. Bookstore
Cal State at Long Beach
California at Berkeley,
University of
California at Davis, University of
California State at Chico
California State at Fullerton
California State at Long Beach
Campbell University
Carnegie Mellon University
Carroll College Bookstore
Central Florida, University of
Central Missouri State
Central Washington University*

Charleston, College of
Cincinnati, University of
Citadel
Clarion University of PA
Clemson University
Coastal Carolina University
Colgate University
Colorado State University
Colorado, University of
Concordia College
Connecticut, University of
Cornell University
Creighton University
Dayton, University of
Delaware, University of
Denison University
Drake University
Duke University
East Carolina University
Eastern Washington Univ. Bkst.
Florida A&M
Florida Gulf Coast
Florida International University
Foundation
Florida State University
Florida, University of
Florida, University of (Gator Head)
Fresno State University
Georgetown College (Kentucky)
Georgia Southern College
Georgia Tech
Georgia Athletic Association
Gonzaga University
Grand Valley State University
Harvard University
Howard University
Idaho State
Illinois State University
Illinois, University of
Indiana University of
Indiana University Research & Tech
Pennsylvania
Iowa State
Iowa, University of*
IUPUI
Ivy Tech State College
Ivy Tech State (not bkst)
Jackson State University
Jacksonville State University
James Madison University
Kansas State University
Kansas, University of
Kent State University
Kentucky, University of
Kenyon College Bookstore
Kutztown University
Lafayette College
Lehigh University
Lincoln University
Louisiana at Lafayette,
University of
Louisiana at Monroe
Louisiana State University
Louisiana Tech University
Louisville, University of
Loyola College (Baltimore, MD)
Loyola University at New Orleans*
Loyola University (Chicago, IL)
Maine, University of
Marquette University
Marshall University
Maryland at Baltimore,
University of
Maryland, University of
McNeese State University
Memphis, University of
Miami University of Ohio
Miami, University of
Michigan State University
Michigan Technology
University*
Michigan, University of
Middle Tennessee State
Minnesota at Minneapolis,
University of
Minnesota at Moorhead,
University of*
Minnesota State University at
Mankato
Mississippi State University*
Mississippi Valley State
University*
Mississippi, University of
Missouri at Columbia,
University of
Missouri Western State College
Missouri-Kansas City
Montana State
Montana State at Billings
Montana, University of
Morehead State University
(Kentucky)
Murray State University
Nebraska at Omaha, University of
Nebraska, University of
Nevada at Las Vegas, University of
Nevada at Reno, University of
New Hampshire, University of
New Mexico State
New Mexico, University of
New Orleans, University of
New York University
North Alabama, University of
North Carolina at Charlotte
North Carolina Central
University
North Carolina at Greensboro
North Carolina at Wilmington
North Carolina A&T, University of
North Carolina State University
North Carolina, University of
North Dakota State
North Dakota State College of
Science
North Dakota, University of
North Dakota, University of
(New Sioux)
North Texas, Univ of
Northern Arizona University
Northern Colorado, University of
Northern Illinois University
Northern Iowa, University of
Northwest Missouri State Univ
Northwestern State University
Northwestern University
Notre Dame, University of
Ohio State University
Ohio University

Oklahoma State University
Oklahoma, University of
Oregon State University
Oregon, University of
Penn State University
Pennsylvania, University of
Pittsburgh State University
Pittsburgh (PA), University of
Portland State University
Presbyterian College (PERF GRX)
Princeton University
Purdue University
Rice University
Richmond, University of
Rutgers University
Saint Louis University
San Diego State University
Slippery Rock University
South Alabama, University of
South Carolina, University of
South Dakota at Vermillion,
University of
San Francisco State University
San Jose State University
Sinclair Community College
South Dakota State University
South Florida, University of
Southeast Missouri State University
Southern Arkansas
Southern California, University of
Southern Illinois, University of
Southern Mississippi, University of
Southern University (Baton Rouge)
Southern Utah University
Southwest Missouri State University
St. Cloud State University
Stanford University
State University of NY at
Buffalo
State University of NY at
Fredonia
Stephen F. Austin University
Syracuse University
Tennessee at Knoxville,
University of
Tennessee Lady Vols
Tennessee State University
Texas at Austin, University of
Texas at El Paso, University of
Texas A&M University
Texas A&M University-Corpus Christi
Texas A&M University-Commerce
Texas at Brownsville
Texas at Dallas, Univ of
Taxas at Tyler, Univ of
Texas State Tech College
Texas State University
Texas Tech University
Toledo, University of
Troy State University
Tulsa, University of
UCLA
UIC Flames
UNC at Pembroke
University of North Carolina at
Asheville
University of Evansville
University of Georgia Bookstore
University of Montana-Western
University of West Georgia
Utah Valley State College
Bookstore
US Air Force Academy
US Army Accessions Command
US Military Academy at West
Point
US Naval Academy
Utah, State University
Utah, University of
Valdosta State University
Vanderbilt University
Vermont, University of
Villanova University
Virginia State University
Virginia Tech
Virginia, University of
Wake Forest University
Washburn University
Washington State University
Washington University (St.
Louis)
Washington, University of
West Point Crest, The
West Texas A&M University
West Virginia University
Western Carolina University
Western Kentucky, University of
Western Michigan
Western Washington University
Wichita State University
William & Mary, College of
Wisconsin at Green Bay,
University of
Wisconsin at Madison,
University of
Wisconsin at River Falls,
University of
Wright State University
Wyoming, University of
Xavier University
Youngstown State University

Soffe has also been granted trademark licenses from the following licensors:
Airforce Nascar
Army of One Nascar
Black Ink Design
CLC
Licensing Resource Group
Ora McMillan
Richard B. Davies
Garigo Productions
David Deal
Diann Wall-Wilson
Dick Kramer Studios Inc.
Fabcom-Gulwing Machine
Margaret Hook
Kathi Hayes McCrainie
No Distractions
No Hair Sportswear LLC
Casey Martinez
NCAA Championship Women’s Volleyball
NCAA Football Champions
NCAA Championship Basketball
No Distractions
Screenprint USA Inc.
Solana Graphic Design Studio
Stephen F Austin
White House Commission on Remembrance
Domain Name
www.soffe.com
Junkfood:
Trademarks/Trade Names

Mark/Name	Country	Application #	Registration #
Junk Food	United States	75/800,195	2,589,059
Junk Food	Canada		TMA685907
Junk Food	United States	78/218,446
Junk Food Gourmet	United States	78/560,398
Sweet N’ Sour	Canada	1162534	TMA666948
Vitamin T	Canada	1162536	Abandoned 5/29/06
Vitamin T	United States	76/383,769	2,863,263
Junk Mail (standard character mark)	United States	78995344	3286389 (registered 8/28/07)
Sweet and Sour (Design plus Words)	United States	78828746	Opposition period completed, a Notice of Allowance has been issued as of 5/22/2007

Domain Names
junkfoodforever.com
junkfoodclothing.com

Schedule 8.15
Labor Matters
None.

Schedule 8.17
Material Contracts
1. Amended and Restated Stock Purchase Agreement dated as of October 3, 2003 among Delta Apparel, Inc., MJS Acquisition Company, M. J. Soffe Co., James F. Soffe, John D. Soffe, and Anthony M. Cimaglia, as amended by First Amendment dated as of November 10, 2004.
2. Asset Purchase Agreement dated as of August 22, 2005 among Delta Apparel, Inc., Junkfood Clothing Company, Liquid Blaino Designs, Inc., d/b/a Junkfood Clothing, Natalie Grof, and Blaine Halvorson.
3. Asset Purchase Agreement dated as of August 17, 2006 among Delta Apparel, Inc., FunTees, Inc., Henry T. Howe, James C. Poag, Jr., Beverly H. Poag, Lewis G. Reid, Jr., Kurt R. Rawald, Larry L. Martin, Jr., Julius D. Cline and Marcus F. Weibel.
4. Industrial Lease Agreement dated as of October 3, 2003 between M. J. Soffe Co. and Middle Road Properties, LLC.
5. Yarn Supply Agreement dated as of January 5, 2005 between Delta Apparel, Inc. and Parkdale Mills, LLC.
6. Factoring Agreement dated as of August 6, 2007 between Junkfood Clothing Company and The CIT Group/Commercial Services, Inc.

Schedule 9.9
Existing Indebtedness
1. The Junkfood Seller Note.
2. Potential earn-out payments to sellers in connection with the Junkfood Acquisition.
3. The Junkfood Seller Guaranty.
4. Obligations pursuant to the ISDA Master Agreement dated as of December 27, 2006 between Wachovia Bank, National Association and Delta, Rate Collar Transaction Confirmation dated April 2, 2007, and Swap Transaction Confirmation dated April 2, 2007.
5. Delta Apparel Honduras, S.A. may be liable for Indebtedness of Ceiba Textiles, S de R.L. as a result of its ownership of a 15% equity interest in Ceiba Textiles, S de R.L.

Schedule 9.10
Loans, Investments, Guarantees, Etc.
See Schedule 9.9.

Schedule 9.12
Transactions with Affiliates
Ceiba Textiles, S de R.L leases property in Green Valley Industrial Park from Green Valley Industrial Park, S.A.